UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street

Suite 300

Philadelphia, PA 19106

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Joel D. Anderson as President and Chief Executive Officer and Director

On July 15, 2024, Joel D. Anderson, President and Chief Executive Officer of Five Below, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) that he was resigning as President and Chief Executive Officer and a member of the Board effective immediately. Mr. Anderson’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Kenneth R. Bull as Interim President and Chief Executive Officer and Appointment of Thomas G. Vellios as Interim Executive Chairman of the Board

On July 15, 2024, the Board appointed Mr. Kenneth R. Bull, the Chief Operating Officer of the Company, to also serve as the Company’s President and Chief Executive Officer on an interim basis while the Company conducts a search for Mr. Anderson’s permanent replacement.

On July 15, 2024, the Board appointed Thomas G. Vellios, the Company’s Non-Executive Board Chairman, as Executive Chairman of the Board of Directors also on an interim basis.

Biographical and other information about Mr. Bull and Mr. Vellios is included the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 2, 2024.

Neither Mr. Bull nor Mr. Vellios has any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Bull or Mr. Vellios and any other persons pursuant to which Mr. Bull or Mr. Vellios was selected to their interim positions. Neither Mr. Bull, Mr. Vellios, nor any related person of Mr. Bull or Mr. Vellios has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board and its Compensation Committee will evaluate the respective compensation of Mr. Bull as Interim President and Chief Executive Officer and Mr. Vellios as Interim Executive Chairman of the Board at a later date.

Item 7.01	Regulation FD Disclosure.

On July 16, 2024, the Company issued a press release announcing Mr. Anderson’s resignation, Mr. Bull’s appointment as interim President and Chief Executive Officer and Mr. Vellios’s appointment as interim Executive Chairman of the Board. In the press release, the Company also updated its second quarter fiscal 2024 net sales and earnings guidance based on quarter-to-date results through July 13, 2024. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024	Five Below, Inc.

	By:	/s/ Kristy Chipman
	Name:	Kristy Chipman
	Title:	Chief Financial Officer & Treasurer